                                                                    Exhibit 4.18



                      ASSIGNMENT AND ASSUMPTION AGREEMENT

Assignor:                                                                    Assignee:
--------                                                                     --------

Ernest A. Bates, M.D.                                                        GK Financing, LLC
230 Palo Alto                                                                Four Embarcadero Center #3620
San Francisco CA 94114                                                       San Francisco CA 94111

Company:                                                                     Contract:
-------                                                                      --------

GENERAL ELECTRIC COMPANY                                                     Installment Note & Security
P.O. Box 414  W-490                                                          Agreement 8506857
Milwaukee WI 53201                                                           Equipment:
                                                                             ---------
                                                                             1-Teksel Stereotactic Gamma Unit
                                                                             at USC

                                         Effective Date:  2/3/96
                                         --------------

         THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, herein "Agreement," dated this 19th day of January 1996, is by and between Assignor and Assignee and regards Assignor's assignment to Assignee and Assignee's assumption, effective as of the Effective Date, of all of Assignor's rights, duties and obligations under the Contract.

         WHEREAS, Company has sold or leased to Assignor and Assignor has purchased or rented from Company, subject to and in accordance with the terms, conditions and provisions of the Contract, certain medical equipment described in the Contract, a true and complete copy of which is attached hereto, made a part hereof and marked "Exhibit A"; and

         WHEREAS, Assignor desires to assign to Assignee and to be discharged from all future rights, duties and obligations of Assignor under the Contract, effective as of the Effective Date; and

         WHEREAS, Assignee desires to accept the assignment from Assignor of and to assume all future rights, duties and obligations of Assignor under the Contract, effective as of the Effective Date; and

         WHEREAS, Assignor and Assignee to accomplish this end must obtain the written consent of Company and evidence their assignment and assumption agreement in writing;

         NOW, THEREFORE, for the reasons recited above and in consideration of the mutual covenants contained herein, Assignor and Assignee intending to be legally bound agree as follows:

         1. Assignor hereby and by these presents does sell, assign, transfer and convey unto Assignee, its successors and assigns, effective as of the Effective Date, all of the Assignor's future rights, duties, and obligations under the Contract, to have and to hold the same unto Assignee, its successors and assigns forever, as if Assignee were named in the original Contract in place of the Assignor as an obligor thereunder, subject however, to the terms and conditions of the Contract, Company having consented to the said assignment and assumption, Assignor's retention of the full benefit of and liability for all of its rights, duties and obligations under the Contract that become due and payable or are otherwise to be performed prior to the Effective Date, Assignee's only enjoying the benefit of and being solely liable for all of Assignor's future rights, duties and obligations under the Contract that become due and payable or are otherwise to be performed on or after the Effective Date, and the Form of Consent set forth being executed by Company.

         2. Assignee hereby and by these presents does unconditionally purchase and accept the assignment, transfer and conveyance from Assignor of and assume, effective as of the Effective Date, all of Assignor's future rights, duties and obligations under the Contract, to have and to hold the same unto Assignee, its successors and assigns forever, as if the Assignee were named in the original Contract in place of Assignor as an obligor thereunder, subject, however, to the terms and conditions of the Contract, Company having consented to the said assignment and assumption, Assignor's retention of the full benefit of and liability for all of its rights, duties and obligations under the Contract that become due and payable or are otherwise to be performed prior to the Effective Date, Assignee only enjoying the full benefit of and being solely liable for all of Assignor's future rights, duties and obligations under the Contract that become due and payable or are otherwise to be performed on or after the Effective Date, and the Form of Consent set forth below being executed by Company.

         3. Assignor hereby and by these presents does agree not to assert against Company any defense, setoff, recoupment, claim or counterclaim which Assignee might have against Company under or in relation to the Contract on or after the Effective Date.

         4. Assignee hereby and by these presents does agree not to assert against Company any defense, setoff, recoupment, claim or counterclaim which Assignor might have against Company under or in relation to the Contract before the Effective Date.

         5. Assignor and Assignee hereby and by these presents agree that any consent by Company to this Agreement shall not be deemed to be a consent by Company to any subsequent or other assignment and/or assumption by Assignor or Assignee and that any other assignment and/or assumption without Company's prior written consent shall be null and void.

         6. Assignor represents and warrants to Assignee that all duties and obligations owed by Assignor to Company under the Contract will be current and not in default as of the Effective Date, and agrees to indemnify, defend and hold harmless Assignee from and against any and all such duties and obligations under the Contract other than those first coming due on or after the Effective Date.

         IN WITNESS WHEREOF, Assignor and Assignee have caused these presents to be executed the day first above written.

ATTESTED:                                                   ASSIGNOR:
                                                            Ernest A. Bates, M.D.
                                                            by /s/ Ernest A. Bates
                                                              --------------------
 /s/ Margaret Franssen
---------------------------                                 -----------------------
Witness                                                     Title
                                                                 Ernest A. Bates, M.D.
                                                            -----------------------------
                                                            (Type Name of Subscriber)
                                                                  February 9, 1996
                                                            ---------------------------
                                                            Date

                                                            ASSIGNEE:
                                                            GK Financing, LLC
                                                            by:     /s/ Craig K. Tagawa
                                                               ----------------------------
   /s/ Margaret Franssen                                            CEO
----------------------------                                -------------------------------
Witness                                                     Title
                                                                 Craig K. Tagawa
                                                            -------------------------------
                                                            (Type Name of Subscriber)
                                                                  February 9, 1996
                                                            -------------------------------
                                                            Date

                                FORM OF CONSENT

GENERAL ELECTRIC COMPANY in consideration of the foregoing hereby consents to this Assignment and Assumption Agreement and discharges Assignor from any duties and obligations that become due, payable or performable under the Contract on or after the Effective Date set forth in this Assignment and Assumption Agreement.

ATTEST:                                                     GENERAL ELECTRIC COMPANY
                                                            by:   /s/  Richard Schueller
                                                               ------------------------------
     /s/ R. Michels                                               Investment Manager
------------------------                                    ---------------------------------
Witness                                                     Title
                                                                   Richard Schueller
                                                            ---------------------------------
                                                            (Type Name of Subscriber)
                                                                   2-12-96
                                                            ---------------------------------
                                                            Date


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